 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 11, 2013

PACIFIC ETHANOL, INC.

 (Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:          (916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Financing Transaction

On January 11, 2013, under the terms of a Securities Purchase Agreement (the “Purchase Agreement”) dated December 19, 2012 among the Company and 5 accredited investors (the “Investors”), the Company sold $22,192,490.64 in aggregate principal amount of its senior unsecured notes (the “Notes”) and warrants (the “Warrants”) to purchase an aggregate of 25,630,286 shares of the Company’s common stock, $0.001 par value per share, to the Investors in a private offering (the “Financing Transaction”) for aggregate gross proceeds of $22,192,490.64. In connection with the sale of the Notes and the Warrants, the Company entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”).  Lazard Capital Markets LLC served as the sole placement agent for the Financing Transaction.

A summary of the material terms of the Purchase Agreement, the Registration Rights Agreement and the Warrants was disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2012 (the “Original 8-K”) and is incorporated herein by reference.  A summary of the material terms of the Notes is amended and restated in its entirety below. The summary herein and the summary provided in the Original 8-K are qualified in their entirety by reference to the full text of the agreements, each of which is filed as an exhibit to or incorporated by reference an exhibit into this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with these transactions.

Notes

The Notes were issued on January 11, 2013 and have an aggregate principal amount of $22,192,490.64. The Notes mature on March 30, 2016 (the “Maturity Date”). The Notes bear interest at the rate of 5% per annum, subject to adjustment.  If the aggregate outstanding principal balance of the Notes is not less than $10,769,297.82 by January 15, 2014, the interest rate will increase commencing on January 15, 2014 by 1% per annum on each calendar January 15, April 15, July 15 and October 15 until the aggregate outstanding principal balance of the Notes is less than $10,769,297.82. The interest rate will also increase by an additional 2% per annum above the interest rate otherwise applicable upon the occurrence, and during the continuance, of an event of default (as described below) until such event of default has been cured.

Payment of Principal and Optional Prepayment

The Company is required to pay all outstanding principal and any accrued and unpaid interest on the Notes on the Maturity Date. The Company may, at its option, prepay the Notes at any time without premium or penalty.

Mandatory Prepayment

If at any time the Company receives net cash proceeds from an issuance of equity or equity linked securities of the Company, certain sales of assets of the Company or any of its wholly or partially owned subsidiaries or as a result of the Company or any of its wholly or partially owned subsidiaries incurring certain indebtedness, then the Company will be obligated to prepay the Notes using 100% of all such net cash proceeds, provided that in connection with proceeds received in connection with an Equity Linked Issuance (as defined in the Notes), the Company will be obligated to use all such net cash proceeds to either prepay the Notes or purchase outstanding debt issued by its indirect partially owned subsidiaries under the Second Lien Credit Agreement, in respective proportions established by the terms of the Notes.

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Payments of Interest – Interest Shares

Interest on the Notes is payable in cash in arrears on the 15th calendar day of each month beginning on March 15, 2013 (each an “Interest Payment Date”). Subject to the satisfaction of the Equity Conditions (as defined below), at the option of the Company, the Company may elect to pay interest due and payable on any Interest Payment Date in shares of Common Stock, provided that the interest rate applicable to any outstanding amounts that Company pays in Interest Shares shall increase by 2% per annum from the then applicable interest rate for the period for which such interest is paid. The number of Interest Shares to be issued, at the Company’s election, on any particular Interest Payment Date shall equal to the quotient of (x) the amount of interest payable (assuming payment in Interest Shares) on such Interest Payment Date divided by (y) the product of (i) the weighted average price of the Common Stock for 30 trading days immediately preceding (but excluding) the Interest Payment Date and (ii) 0.95.

In order for the interest to be paid in Interest Shares, all of the following conditions, among others, must be satisfied (or waived by the Investors) during the five trading days prior to the applicable Interest Payment Due Date through the Interest Payment Date (collectively, the “Equity Conditions”):

•	The Interest Shares are either (i) covered by an effective registration statement and the Company shall not have had knowledge of any fact that would cause such registration statement not to be effective and available for the resale of the Interest Shares or (ii) are eligible for resale without restriction and without the need for registration under any applicable federal or state securities laws and the Company shall not have had knowledge of any fact that would cause the Interest Shares not to be eligible for sale pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws;

•	The Common Stock shall have been listed or designated for quotation on an exchange or market permitted by the Notes (including The NASDAQ Capital Market) and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two (2) days due to business announcements by the Company), nor shall delisting or suspension by such exchange or market been threatened or pending either in writing by such exchange or market (provided, that, until June 3, 2013, the pending or threatened delisting of the Company as a result of the failure to maintain a $1.00 minimum share price shall be disregarded);

•	The Interest Shares may be issued without violating the regulations of the eligible exchange or market on which the Common Stock is then listed or designated for quotation;

•	There shall not have been (a) a public announcement of a proposed fundamental transaction, (b) an event of default under the Notes or (c) an event that after the passage of time would constitute a event of default under the Notes;

•	The issuance of the Interest Shares will not result in the holder of the Note beneficially owning in excess of 4.99% of the Company’s outstanding shares of Common Stock (which limit may be lowered or raised to an amount not in excess of 9.99%, in either case at the option of the holder, provided that, any increase will only be effective upon 61-days’ prior notice to the Company);

•	The Company shall have delivered Interest Shares on a timely basis;

•	The Company shall not have publicly announced that certain types of transactions involving a change of control are pending, proposed or intended that have not been abandoned, terminated or consummated;

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•	No event shall have occurred that constitutes, or with the passage of time or giving of notice would constitute, an event of default under the Notes; and

•	The holder of the Note must not be in possession of any material, non-public information relating to the Company (other than certain material, non-public information relating to the Company provided to the holder of the Note in accordance with the terms of the Note).

If the Company cannot make an interest payment in shares of Common Stock because one of the conditions described above is not satisfied, the Company must make such payment in cash.

Events of Default

The Notes contain a variety of events of default which are typical for transactions of this type. A holder of a Note may declare all amounts owed under such holder’s Note due and payable if there is an event of default; in addition, the all amounts owed the Notes will become immediately due and payable upon certain events of default.

Covenants

The Notes contain a variety of obligations on the part of the Company not to engage in certain activities, which are typical for transactions of this type, as well as the following covenants:

•	The payments due under the Notes will rank senior to all other indebtedness of the Company and its subsidiaries, other than permitted senior indebtedness;

•	The Company and its subsidiaries will not incur other indebtedness, except for certain permitted indebtedness;

•	The Company and its subsidiaries will not incur any liens, except for certain permitted liens;

•	The Company and its subsidiaries will not, directly or indirectly, redeem or repay all or any portion of any indebtedness (except for certain permitted indebtedness) if at the time such payment is due or is made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing;

•	The Company and its subsidiaries will not redeem, repurchase or pay any dividend or distribution on its respective capital stock without the prior consent of the holders of the Notes, other than certain permitted distributions; and

•	The Company and its subsidiaries will not sell, lease, assign, transfer or otherwise dispose of any assets of the Company or any subsidiary, except for certain permitted dispositions (including the sales of inventory or receivables in the ordinary course of business).

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Acquisition of New PE Holdco Membership Interests

On January 11, 2013, the Company purchased 130.803 units of New PE Holdco under the terms of the Unit Purchase Agreements (defined below) for an aggregate purchase price of $1,308,030 using $653,895 of the gross proceeds of the Financing Transaction and $654,135 of the Company’s cash.

The 130.803 units purchased under the Unit Purchase Agreements represent approximately 13% of the total outstanding membership interests of New PE Holdco and the Company now owns approximately 80% of the outstanding membership interests of New PE Holdco.

The term “Unit Purchase Agreements” used in this Current Report on Form 8-K refers to the following agreements:

•	an Agreement for Purchase and Sale of Units in New PE Holdco LLC (the “Candlewood Purchase Agreement”), dated December 19, 2012, between the Company and Candlewood Special Situations Fund, LP (“Candlewood”) under which the Company purchased 60.090 units of New PE Holdco LLC (“New PE Holdco”) from Candlewood for an aggregate purchase price of $600,900 in cash;

•	an Agreement for Purchase and Sale of Units in New PE Holdco LLC (the “CCVF Purchase Agreement”), dated December 19, 2012, between the Company and CCVF PacEth LLC (“CCVF”) under which the Company purchased 5.409 units of New PE Holdco from CCVF for an aggregate purchase price of $54,090 in cash; and

•	an Agreement for Purchase and Sale of Units in New PE Holdco LLC (the “Candlewood Credit Value Purchase Agreement”), dated December 19, 2012, between the Company and Candlewood Credit Value Fund II, LP (“Candlewood Credit Value”) under which the Company purchased 5.410 units of New PE Holdco from Candlewood Credit Value for an aggregate purchase price of $54,100 in cash.

•	an Agreement for Purchase and Sale of Units in New PE Holdco LLC (the “CS Purchase Agreement”), dated January 11, 2013, between the Company and Credit Suisse Securities (USA) LLC (“Credit Suisse”) under which the Company purchased 59.894 units of New PE Holdco from Credit Suisse for an aggregate purchase price of $598,940 in cash.

The forgoing description is intended to provide a summary of the material terms of the Unit Purchase Agreements. This summary is qualified in its entirety by reference to the full text of the Unit Purchase Agreements, a form of which is incorporated by reference as an exhibit into this Current Report on Form 8-K. Readers should review the form of the Unit Purchase Agreements for a complete understanding of the terms and conditions associated with these transactions.

Acquisition of Plant Debt

On January 11, 2013, the Company used $21,538,595.64 of the gross proceeds of the Financing Transaction to purchase from certain of the Investors (the “A-2 Investors”) an aggregate principal amount of $21,538,595.64 of Tranche A-2 Term Loans (the “Purchased Debt”) issued under and as defined in the Second Lien Credit Agreement (defined below).

The term “Second Lien Credit Agreement” used in this Current Report on Form 8-K refers to that certain Second Amended and Restated Credit Agreement dated as of October 29, 2012 among Pacific Ethanol Holding Co. LLC, a Delaware limited liability company, as a borrower thereunder and as agent for borrowers thereunder, and co-borrowers Pacific Ethanol Madera LLC, a Delaware limited liability company, Pacific Ethanol Columbia, LLC, a Delaware limited liability company, Pacific Ethanol Stockton LLC, a Delaware limited liability company, and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company, each of the lenders thereunder who are from time to time signatories thereto, Wells Fargo Bank, N.A., as administrative agent and collateral agent for such lenders and such other parties thereto as identified therein.

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Extension of Maturity of Plant Debt

On January 11, 2013, immediately prior to the closing of the Financing Transaction, the maturity date applicable to the Purchased Debt was extended from June 30, 2013 to June 30, 2016 pursuant to the terms of the Second Lien Credit Agreement Amendment (defined below).

On January 11, 2013, immediately prior to the closing of the Financing Transaction, the maturity date of the $10.0 million revolving line of credit issued under the First Lien Credit Agreement (as defined below) was extended from June 25, 2013 to June 25, 2015 pursuant to the terms of the First Lien Credit Agreement Amendment (defined below).

The term “Second Lien Credit Agreement Amendment” used above refers to that certain First Amendment to Second Amended and Restated Credit Agreement, dated January 4, 2013, among the A-2 Investors, Pacific Ethanol Holding Co. LLC, a Delaware limited liability company, as a borrower and as agent for borrowers, and co-borrowers Pacific Ethanol Madera LLC, a Delaware limited liability company, Pacific Ethanol Columbia, LLC, a Delaware limited liability company, Pacific Ethanol Stockton LLC, a Delaware limited liability company, and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company, Wells Fargo Bank, N.A., as administrative agent and collateral agent and such other parties thereto as identified therein.

The term “First Lien Credit Agreement” used above refers to that certain Credit Agreement dated as of October 29, 2012 among Pacific Ethanol Holding Co. LLC, a Delaware limited liability company, as a borrower thereunder and as agent for borrowers thereunder, and co-borrowers Pacific Ethanol Madera LLC, a Delaware limited liability company, Pacific Ethanol Columbia, LLC, a Delaware limited liability company, Pacific Ethanol Stockton LLC, a Delaware limited liability company, and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company, each of the lenders thereunder who are from time to time signatories thereto, Wells Fargo Bank, N.A., as administrative agent and collateral agent for such lenders and such other parties thereto as identified therein.

The term “First Lien Credit Agreement Amendment” used above refers to that certain First Amendment to Credit Agreement, dated January 4, 2013, among Pacific Ethanol Holding Co. LLC, a Delaware limited liability company, as a borrower thereunder and as agent for borrowers thereunder, and co-borrowers Pacific Ethanol Madera LLC, a Delaware limited liability company, Pacific Ethanol Columbia, LLC, a Delaware limited liability company, Pacific Ethanol Stockton LLC, a Delaware limited liability company, and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company, Investors holding sufficient debt to amend the First Lien Credit Agreement, Wells Fargo Bank, N.A., as administrative agent and collateral agent and such other parties thereto as identified therein.

Item 3.02.    Unregistered Sales of Equity Securities.

On January 11, 2013, the Company issued the Notes and Warrants to 5 accredited investors in the Financing Transaction. The description of the Financing Transaction in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety by this reference into this Item 3.02.

The Notes and the Warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated by the SEC thereunder.

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Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated December 19, 2012, between the Company and the Investors (**)(#)
10.2	Form of Notes issued on January 11, 2013 (*)(#)
10.3	Form of Warrants issued on January 11, 2013 (**)(#)
10.4	Registration Rights Agreement (*)(#)
10.5	Form of Agreement for Purchase and Sale of Units in New PE Holdco LLC (**)

_________

(#) Certain of the agreements filed as exhibits to this report contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

(*) Filed as an exhibit hereto.

(**) Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2012	PACIFIC ETHANOL, INC.

By: /S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright,
Vice President, General Counsel & Secretary

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EXHIBITS FILED WITH THIS REPORT

Exhibit No.	Description
10.2	Form of Notes issued on January 11, 2013 (#)
10.4	Registration Rights Agreement (#)

_________

(#) Certain of the agreements filed as exhibits to this report contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

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